EXHIBIT 99.1

3D Systems Reports Third Quarter 2026 Financial Results
ROCK HILL, South Carolina - November 4, 2026 - 3D Systems Corporation (NYSE:DDD) announced today its financial results for the third quarter ended September 30, 2026.
~~•~~Q3 2026 revenue of $99.3 million, up 9% year-over-year, and up 11% excluding software divestitures, driven by double-digit growth in new printer and parts manufacturing sales and strong dental materials revenue.
•Net loss was $33.5 million for the quarter, while Adjusted EBITDA improved to $3.1 million, reflecting the benefits of prior cost reduction initiatives, higher sales volumes, and improved operating leverage in the quarter.
•Healthcare revenue increased 14% year-over-year, driven by continued growth in personalized healthcare solutions, and more than 20% growth in both healthcare parts manufacturing and dental materials sales.
•Industrial revenue increased 4% year-over year, or 8% excluding software divestitures, driven by strong growth in Data Center Infrastructure and more than 50% growth in Aerospace & Defense, partially offset by declines in consumer-facing markets.
•Our four strategic markets delivered strong double-digit growth through the first three quarters of 2026, advancing our strategy to accelerate growth in Med Tech, Dental, Aerospace & Defense and Data Center Infrastructure.

Summary of Financial Results
(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$99.3	$91.2	$289.4	$280.6
Gross profit	34.8	29.4	103.6	98.3
Gross profit margin	35.0%	32.3%	35.8%	35.0%
Operating expense	59.3	50.7	145.4	171.7
Operating loss	(24.5)	(21.3)	(41.8)	(73.4)
Net (loss) income attributable to 3D Systems Corporation	(33.5)	(18.1)	(50.8)	49.4
Diluted (loss) income per share	(0.21)	(0.14)	(0.33)	0.29

Non-GAAP measures, excluding software divestitures for year-over-year comparisons
Non-GAAP revenue	99.3	89.5	289.4	268.8
Non-GAAP gross profit margin	35.5%	31.3%	36.1%	33.3%
Non-GAAP operating expense	36.1	42.3	112.2	143.5
Adjusted EBITDA	3.1	(10.0)	4.4	(40.8)
Non-GAAP diluted loss per share	$(0.06)	$(0.08)	$(0.11)	$(0.28)

Summary Comments on Results
Dr. Jeffrey Graves, President and Chief Executive Officer of 3D Systems, said, “We are pleased with our third-quarter and year-to-date performance. Revenue growth accelerated, Adjusted EBITDA turned positive for the quarter and the year-to-date period, and our four strategic markets, Med Tech, Dental, Aerospace & Defense, and Data Center Infrastructure, continued to deliver strong double-digit growth. These results reflect the progress we have made executing a focused strategy: concentrating resources on high-value production applications, refreshing our product portfolio, and expanding our metal parts manufacturing capability. Customers in these markets are increasingly adopting 3D printing as a core manufacturing technology, and the combination of design flexibility and production economics is enabling higher-performance components and systems to move into full production.”

Dr. Graves concluded, “As the additive manufacturing industry begins to emerge from a multi-year downturn, the consistent investments we have made in technology, application expertise, and production capacity during this challenging period have positioned the Company to benefit from the recovery. While the broader economic and geopolitical environment remains volatile, capital investment in our priority markets is now strengthening, and we are well positioned to support the resulting increase in demand for manufacturing capacity. I am confident in the foundation we have built and in the Company’s ability to deliver profitable growth in the years ahead.”

"Our positive third-quarter results demonstrate continued progress against the priorities we established over the past two years,” said Phyllis Nordstrom, Chief Financial Officer of 3D Systems. “We delivered strong revenue growth while maintaining effective cost management, resulting in positive Adjusted EBITDA year-to-date. At the same time, we are steadily reshaping our business around our four strategic markets through the first three quarters of the year. Our year-to-date performance gives us confidence that our strategy is gaining traction and creating a stronger foundation for profitable growth."
Third Quarter 2026 Results
Total revenue increased 8.8% to $99.3 million compared to the prior year period. Excluding the impact of software divestitures completed in 2025, including 3DXpert and Oqton, total revenue increased by 10.9%.
Healthcare Solutions revenue increased approximately 14.4% to $49.0 million compared to the prior year period. Revenue growth was primarily driven by higher dental material sales and increased parts manufacturing volumes.
Industrial Solutions revenue increased approximately 3.9% to $50.3 million compared to the prior year period, or increased 7.7% excluding the impact of software divestitures, primarily driven by higher printer and parts manufacturing sales.
Gross profit margin increased to 35.0% compared to 32.3% in the prior year period. Non-GAAP gross profit margin increased to 35.5% compared to 32.5% in the prior year period. Adjusting for software divestitures, non-GAAP gross profit margin increased by 420 basis points. Non-GAAP gross profit margin benefited from higher sales volumes in printers and parts manufacturing, product gross profit margin expansion, and the non-recurrence of certain prior-year costs associated with a non-core site closure and a Reg Med accounting adjustment.
Net loss attributable to 3D Systems Corporation increased by $15.5 million to $33.5 million, compared to the prior year period. The increase was primarily the result of litigation expense, an asset impairment charge, an unfavorable foreign exchange impact, and an unfavorable year-over-year change in income taxes.
Adjusted EBITDA improved by $13.9 million, to $3.1 million compared to the prior year period, driven primarily by the impact of prior cost reduction initiatives, higher sales volumes in the quarter, and improved operating leverage in the quarter. Excluding the impact of software divestitures, Adjusted EBITDA improved $13.1 million.
Financial Liquidity
At September 30, 2026, the Company had total cash and investments of $120.5 million, which included cash, cash equivalents and restricted cash of $91.8 million, short-term investments of $27.1 million, and long-term investments of $1.6 million. A total of $3.9 million in principal amount of debt is scheduled to mature in the fourth quarter of 2026, with the remaining $92.0 million principal maturing in 2030.

Fourth Quarter 2026 Outlook
Revenue: $100 - $103 million
Adjusted EBITDA: ($2) million - $0 million

The fourth-quarter outlook reflects continued positive momentum across the Company’s four strategic markets, while incorporating normal variability in customer program and investment cycles and more evenly distributed purchasing patterns we observed throughout the year. At the midpoint of our fourth-quarter outlook, the Company expects full year revenue growth approaching mid-single digits for 2026.
3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measures without unreasonable effort because certain items, including litigation expenses, acquisition expenses, stock-based compensation expense, intangible amortization expense, restructuring expenses, and goodwill impairment, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the Company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.
Third Quarter 2026 Conference Call and Webcast
The Company will host a conference call and simultaneous webcast to discuss these results on November 5, 2026, which may be accessed as follows:
Date: Thursday, November 5, 2026
Time: 8:30 a.m. Eastern Time
Listen via webcast: www.3dsystems.com/investor
Participate via telephone: 201-689-8345 or 877-407-8291
A replay of the webcast will be available approximately two hours after the live presentation at www.3dsystems.com/investor.
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding fourth quarter 2026 revenue and adjusted EBITDA guidance, the timing of product launches, regulatory approvals, market opportunities, expected revenue impact, and shareholder value. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the Company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the Company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the Company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events or circumstances or otherwise.

About 3D Systems
For 40 years, Chuck Hull’s curiosity and desire to improve the way products were designed and manufactured gave birth to 3D printing, 3D Systems, and the additive manufacturing industry. Since then, that same spark continues to ignite the 3D Systems team as we work side-by-side with our customers to change the way industries innovate. As a full-service solutions partner, we deliver industry-leading 3D printing technologies, materials and software to high-value markets such as medical and dental; aerospace, space and defense; transportation and motorsports; data center infrastructure; and durable goods. Each application-specific solution is powered by the expertise and passion of our employees who endeavor to achieve our shared goal of Transforming Manufacturing for a Better Future. More information on the Company is available at www.3dsystems.com.

3D SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value)	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$91,339	$95,635
Short-term investments	27,065	—
Accounts receivable, net of reserves — $5,704 and $3,608	86,232	83,806
Inventories, net	118,482	127,496
Prepaid expenses and other current assets	35,675	39,770
Total current assets	358,793	346,707
Property and equipment, net	47,036	49,249
Intangible assets, net	14,359	16,614
Goodwill	15,371	15,575
Operating lease right-of-use assets	41,122	45,364
Finance lease right-of-use assets	6,778	7,774
Long-term deferred income tax assets	2,695	2,787
Other assets	39,524	37,658
Total assets	$525,678	$521,728
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND EQUITY
Current liabilities:
Current portion of long-term debt, net of deferred financing costs	$3,944	$3,944
Current operating lease liabilities	8,004	11,583
Accounts payable	32,776	41,017
Accrued and other liabilities	57,609	46,656
Customer deposits and deferred revenue	19,505	17,423
Total current liabilities	121,838	120,623
Long-term debt, net of deferred financing costs	87,852	86,394
Long-term operating lease liabilities	42,162	45,420
Long-term deferred income tax liabilities	3,246	2,740
Other liabilities	23,882	24,000
Total liabilities	278,980	279,177
Commitments and contingencies
Redeemable non-controlling interest	—	2,193
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 440,000 shares authorized, 166,420 shares issued as of September 30, 2026; 220,000 shares authorized, 145,581 shares issued as of December 31, 2025	166	146
Additional paid-in capital	1,678,232	1,620,399
Accumulated deficit	(1,383,180)	(1,332,360)
Accumulated other comprehensive loss	(48,520)	(47,827)
Total stockholders’ equity	246,698	240,358
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$525,678	$521,728

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share amounts)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue:
Products	$58,178	$52,311	$170,788	$160,835
Services	41,126	38,938	118,633	119,792
Total revenue	99,304	91,249	289,421	280,627
Cost of sales:
Products	38,717	36,109	110,649	105,748
Services	25,803	25,709	75,183	76,609
Total cost of sales	64,520	61,818	185,832	182,357
Gross profit	34,784	29,431	103,589	98,270
Operating expenses:
Selling, general and administrative	46,354	34,716	112,837	118,624
Research and development	10,064	16,025	29,671	53,069
Asset impairment charges	2,857	—	2,857	—
Total operating expenses	59,275	50,741	145,365	171,693
Loss from operations	(24,491)	(21,310)	(41,776)	(73,423)
Non-operating (loss) income:
Foreign exchange (loss) gain, net	(6,294)	2,623	(2,192)	2,171
Interest income	709	784	1,868	3,454
Interest expense	(2,159)	(1,924)	(6,478)	(3,202)
Gain on disposition	—	—	—	125,681
Other income, net	212	475	2,901	7,335
Total non-operating (loss) income	(7,532)	1,958	(3,901)	135,439
Net (loss) income before income taxes	(32,023)	(19,352)	(45,677)	62,016
(Provision) benefit for income taxes	(924)	2,630	(2,761)	(9,059)
Loss on equity method investments, net of income taxes	(588)	(1,331)	(2,541)	(3,560)
Net (loss) income before redeemable non-controlling interest	(33,535)	(18,053)	(50,979)	49,397
Less: net loss attributable to redeemable non-controlling interest	—	—	(159)	—
Net (loss) income attributable to 3D Systems Corporation	$(33,535)	$(18,053)	$(50,820)	$49,397

Net (loss) income per common share:
Basic	$(0.21)	$(0.14)	$(0.33)	$0.38
Diluted	$(0.21)	$(0.14)	$(0.33)	$0.29

Weighted average shares outstanding:
Basic	162,911	125,273	151,785	129,979
Diluted	162,911	125,273	151,785	178,397

3D SYSTEMS CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025
OPERATING ACTIVITIES
Net (loss) income before redeemable non-controlling interest	$(50,979)	$49,397
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	15,073	16,280
Amortization of debt issuance costs	1,556	993
Stock-based compensation	5,591	1,805
Non-cash operating lease expense	5,924	7,382
Provision for inventory obsolescence	5,219	5,158
Provision for bad debts	2,439	1,458
Gain on the disposition of businesses, property, equipment and other assets	(485)	(126,251)
Gain on debt extinguishment	—	(8,203)
Provision (benefit) for deferred income taxes and reserve adjustments	519	(1,154)
Gain on disposal of investment	(2,576)	—
Loss on equity method investment, net of taxes	2,541	3,560
Asset impairment charges	2,857	—
Changes in operating accounts:
Accounts receivable	(9,767)	18,288
Inventories	(444)	(15,474)
Prepaid expenses and other current assets	3,340	(6,422)
Accounts payable	(8,338)	(4,844)
Deferred revenue and customer deposits	6,780	(809)
Accrued and other liabilities	8,717	(2,645)
All other operating activities	(5,469)	(11,650)
Net cash used in operating activities	(17,502)	(73,131)
INVESTING ACTIVITIES
Purchases of property and equipment	(8,315)	(7,995)
Purchases of short-term and long-term investments	(28,706)	—
Purchase of patents	(1,000)	—
Proceeds from sale of assets and businesses, net of cash sold	215	119,400
Acquisitions and other investments, net of cash acquired	—	(3,400)
Other investing activities	(112)	271
Net cash (used in) provided by investing activities	(37,918)	108,276
FINANCING ACTIVITIES
Proceeds from equity offering	53,825	—
Equity issuance costs	(693)	—
Proceeds from borrowings and long-term debt	—	92,030
Repayment of borrowings and long-term debt	—	(169,987)
Debt issuance costs	—	(3,425)
Stock repurchases	—	(14,960)
Purchase of non-controlling interests	(900)	—
Taxes paid related to net-share settlement of equity awards	(879)	(830)
Other financing activities	(1,245)	(1,168)
Net cash provided by (used in) financing activities	50,108	(98,340)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(22)	4,553
Net increase (decrease) in cash, cash equivalents and restricted cash	(5,334)	(58,642)
Cash, cash equivalents and restricted cash at the beginning of the year	97,100	172,881
Cash, cash equivalents and restricted cash at the end of the period	$91,766	$114,239

3D SYSTEMS CORPORATION
Segment Information
(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue:
Healthcare Solutions	$49.0	$42.8	$147.2	$129.1
Industrial Solutions	50.3	48.5	142.2	151.5
Total	$99.3	$91.2	$289.4	$280.6

3D SYSTEMS CORPORATION
Reconciliations of GAAP to Non-GAAP Measures
Presentation of Information in this Press Release
3D Systems reports its financial results in accordance with GAAP. Management also reviews and reports certain non-GAAP measures, including: adjusted revenue, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP diluted income (loss) per share, non-GAAP operating expense and Adjusted EBITDA. These non-GAAP measures exclude certain items that management does not view as part of 3D Systems’ core results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Management believes that the non-GAAP measures provide useful additional insight into underlying business trends and results and provide meaningful information regarding the comparison of period-over-period results. Additionally, management uses the non-GAAP measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. 3D Systems’ non-GAAP measures are not calculated in accordance with or as required by GAAP and may not be calculated in the same manner as similarly titled measures used by other companies. These non-GAAP measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.
To calculate the non-GAAP measures, 3D Systems excludes the impact of the following items:
•amortization of intangible assets, a non-cash expense, as 3D Systems’ intangible assets were primarily acquired in connection with business combinations;
•costs incurred in connection with acquisitions and divestitures, such as legal, consulting and advisory fees;
•stock-based compensation expenses, a non-cash expense;
•charges related to restructuring and cost optimization plans, impairment charges, including goodwill, and divestiture gains or losses;
•the impact of software divestitures, which were previously included in our Industrial Solutions segment, for pre-divestiture periods in 2025;
•costs associated with CEO transition activities, including severance and executive recruitment costs; and
•costs related to significant or unusual litigation matters, including legal fees, claim-related judgments and settlements.
Amortization of intangibles and acquisition and divestiture-related costs are excluded from non-GAAP measures as the timing and magnitude of business combination transactions are not predictable, can vary significantly from period to period and the purchase price allocated to amortizable intangible assets and the related amortization period are unique to each acquisition. Amortization of intangible assets will recur in future periods until such intangible assets have been fully amortized. While intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products or services. Additionally, intangible assets amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Although stock-based compensation is a key incentive offered to certain of our employees, the expense is non-cash in nature, and we continue to evaluate our business performance excluding stock-based compensation; therefore, it is excluded from non-GAAP measures. Stock-based compensation expenses will recur in future periods. Charges related to restructuring and cost optimization plans, impairment charges, including goodwill, divestiture gains or losses, and the costs, including legal fees, related to significant or unusual litigation matters are excluded from non-GAAP measures as the frequency and magnitude of these activities may vary widely from period to period. Additionally, impairment charges, including goodwill, are non-cash. Furthermore, the Company believes the costs, including legal fees, related to significant or unusual litigation matters are not indicative of our core business' operations.
The matters discussed above are tax effected, as applicable, in calculating non-GAAP diluted income (loss) per share.

Adjusted EBITDA, defined as net (loss) income, plus income tax (provision) benefit, interest and other income (expense), net, stock-based compensation expense, amortization of intangible assets, depreciation expense, and other non-GAAP adjustments, all as described above, is used by management to evaluate performance and helps measure financial performance period-over-period.
Furthermore, in this press release, 3D Systems reports certain non-GAAP financial measures further adjusted to remove the operating activity related to (i) Geomagic, which the Company divested on April 1, 2025, for $119.4 million in cash, and (ii) 3DXpert and Oqton, which the Company divested on October 31, 2025, for $3.3 million in cash plus a revenue-based royalty of up to $12.9 million (together with Geomagic, the "Software Divestitures"), for periods non-comparable on a year over year basis. The Company believes excluding non-comparable periods allows it to include the operating activity related to Software Divestitures only to the extent that results are comparable year over year.
A reconciliation of GAAP to non-GAAP financial measures is provided in the accompanying schedules.
Certain columns may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in thousands.
3D Systems does not provide forward-looking guidance for certain measures on a GAAP basis. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to the most directly comparable forward-looking GAAP measure without unreasonable effort because certain items, including litigation costs, acquisition expenses, stock-based compensation expense, intangible assets amortization expense, restructuring expenses, and goodwill impairment charges, are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the Company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Non-GAAP Revenue (Unaudited)

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue	$99.3	$91.2	$289.4	$280.6
Software divestitures	—	(1.7)	—	(11.8)
Revenue excluding software divestitures (Non-GAAP)	$99.3	$89.5	$289.4	$268.8
Non-GAAP Industrial Revenue (Unaudited)

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Industrial Revenue	$50.3	$48.5	$142.2	$151.5
Software divestitures	—	(1.7)	—	(11.8)
Industrial Revenue excluding software divestitures (Non-GAAP)	$50.3	$46.7	$142.2	$139.7

Non-GAAP Gross Profit and Gross Profit Margin (Unaudited)

	Three Months Ended
(in millions)	September 30, 2026		September 30, 2025
	Gross Profit	Gross Profit Margin (1)	Gross Profit	Gross Profit Margin (1)
Gross profit (GAAP)	$34.8	35.0%	$29.4	32.3%
Amortization expense	0.2	0.2%	0.2	0.2%
Restructuring expense	0.3	0.3%	—	—%
Gross profit (Non-GAAP)	$35.2	35.5%	$29.6	32.5%
Software divestitures	—	—%	(1.5)	(1.2)%
Gross profit excluding software divestitures (Non-GAAP)	$35.2	35.5%	$28.1	31.3%
(1) Calculated as non-GAAP gross profit as a percentage of total revenue.

	Nine Months Ended
(in millions)	September 30, 2026		September 30, 2025
	Gross Profit	Gross Profit Margin (1)	Gross Profit	Gross Profit Margin (1)
Gross profit (GAAP)	$103.6	35.8%	$98.3	35.0%
Amortization expense	0.5	0.2%	0.6	0.2%
Restructuring expense	0.3	0.1%	1.0	0.4%
Gross profit (Non-GAAP)	$104.4	36.1%	$99.9	35.6%
Software divestitures	—	—%	(10.3)	(2.3)%
Gross profit excluding software divestitures (Non-GAAP)	$104.4	36.1%	$89.6	33.3%
(1) Calculated as non-GAAP gross profit as a percentage of total revenue.
Non-GAAP Operating Expense (Unaudited)

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Operating expense (GAAP)	$59.3	$50.7	$145.4	$171.7
Amortization expense	(0.7)	(0.7)	(2.2)	(2.3)
Stock-based compensation expense	(1.0)	(1.2)	(5.6)	(1.8)
Acquisition and divestiture-related expense	(0.1)	(0.1)	(0.3)	(1.2)
Legal and other expense	(16.2)	(2.2)	(19.6)	(6.4)
Restructuring expense	—	(1.8)	(0.3)	(7.0)
CEO transition costs	(2.3)	—	(2.3)	—
Asset impairment charges	(2.9)	—	(2.9)	—
Non-GAAP operating expense	$36.1	$44.7	$112.2	$153.1
Software divestitures	—	(2.4)	—	(9.6)
Non-GAAP operating expenses excluding software divestitures	$36.1	$42.3	$112.2	$143.5

Net (Loss) Income Attributable to 3D Systems Corporation to Adjusted EBITDA (Unaudited)

	Three Months Ended		Nine Months Ended
(in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net (loss) income attributable to 3D Systems Corporation (GAAP)	$(33.5)	$(18.1)	$(50.8)	$49.4
Interest expense (income), net	1.5	1.1	4.6	(0.3)
Provision (benefit) for income taxes	0.9	(2.6)	2.8	9.1
Depreciation expense	3.9	4.2	12.2	13.1
Amortization expense	0.9	0.9	2.7	2.9
EBITDA (Non-GAAP)	(26.3)	(14.4)	(28.5)	74.2
Stock-based compensation expense	1.0	1.2	5.6	1.8
Acquisition and divestiture-related expense	0.1	0.1	0.3	1.2
Legal and other expense	16.2	2.2	19.6	6.4
Restructuring expense	0.3	1.9	0.5	8.0
Net loss attributable to redeemable non-controlling interest	—	—	(0.2)	—
Loss on equity method investment, net of tax	0.6	1.3	2.5	3.6
Asset impairment charges	2.9	—	2.9	—
Gain on repurchase of debt	—	—	—	(8.2)
Gain on disposal of investment	—	—	(2.6)	—
Gain on disposition	—	—	—	(125.7)
CEO transition costs	2.3	—	2.3	—
Other non-operating income	6.1	(3.1)	1.9	(1.3)
Adjusted EBITDA (Non-GAAP)	$3.1	$(10.8)	$4.4	$(40.1)
Software divestitures	—	0.8	—	(0.7)
Adjusted EBITDA (Non-GAAP) excluding software divestitures	$3.1	$(10.0)	$4.4	$(40.8)
Diluted Loss per Share (Unaudited)

	Three Months Ended		Nine Months Ended
(in dollars)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Diluted (loss) income per share (GAAP)	$(0.21)	$(0.14)	$(0.33)	$0.29
Amortization expense	0.01	0.01	0.02	0.02
Stock-based compensation expense	0.01	0.01	0.04	0.01
Acquisition and divestiture-related expense	—	—	—	0.01
Legal and other expense	0.10	0.02	0.13	0.04
Restructuring expense	—	0.01	—	0.04
Gain on repurchase of debt	—	—	—	(0.05)
Asset impairment charges	0.02	—	0.02	—
Gain on disposal of investment	—	—	(0.02)	—
Gain on disposition	—	—	—	(0.70)
CEO transition costs	0.01	—	0.02	—
Loss on equity method investment and other	—	0.01	0.02	0.03
Tax effect of the adjustments reflected above	—	—	—	0.05
Non-GAAP diluted loss per share	$(0.06)	$(0.08)	$(0.11)	$(0.27)
Software divestitures	—	—	—	(0.01)
Non-GAAP diluted loss per share excluding software divestitures	$(0.06)	$(0.08)	$(0.11)	$(0.28)